__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
March 16, 2015 (March 12, 2015)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

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95277916.4

Item 1.01    Entry into a Material Definitive Agreement
Unloading and Blending Services Agreement
On March 12, 2015, HollyFrontier Refining & Marketing LLC (“HFRM”), a wholly owned subsidiary of HollyFrontier Corporation (“HollyFrontier”), and Holly Energy Partners-Operating, L.P. (“HEP Operating”) and HEP Refining, L.L.C. (“HEP Refining”), both of which are wholly owned subsidiaries of Holly Energy Partners, L.P. (the “Partnership”), entered into an Unloading and Blending Services Agreement (the “Services Agreement”). HollyFrontier controls the general partner of the Partnership.
Pursuant to the Services Agreement, HEP Refining has agreed to undertake certain construction projects to facilitate the unloading and blending of ethanol and biodiesel fuel at the refinery owned by Navajo Refining Company, L.L.C. (“Navajo Refining”), a wholly owned subsidiary of HollyFrontier, in Artesia, New Mexico (the “Facility”). The Services Agreement also provides that once the Facility is determined to be operational (the “Facility Commencement Date”), HEP Operating will provide certain unloading and blending services to HFRM and HFRM will pay HEP Operating a base tariff and incentive tariff for each gallon unloaded at the Facility, with a guaranteed minimum throughput revenue commitment of approximately $700,000 per year. The tariffs are subject to various adjustments under the Services Agreement. The Service Agreement’s term ends 20 years following the Facility Commencement Date.
The description of the Services Agreement herein is qualified by reference to the copy of the Services Agreement, filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.
Amended and Restated Crude Gathering Agreement
On March 12, 2015, Navajo Refining, Holly Refining & Marketing Company – Woods Cross LLC (“HRM – WX”), a wholly owned subsidiary of HollyFrontier, HFRM (together with Navajo Refining and HRM - WX, the “HollyFrontier Entities”), HEP Operating, HEP Pipeline, L.L.C. (“HEP Pipeline”), a wholly owned subsidiary of the Partnership, and HEP Woods Cross, L.L.C. (“HEP WX” and, together with HEP Operating and HEP Pipeline, the “Partnership Entities”), a wholly owned subsidiary of the Partnership, entered into the Third Amended and Restated Crude Pipelines and Tankage Agreement (the “Amended Crude Agreement”). HollyFrontier controls the general partner of the Partnership.
Pursuant to the Amended Crude Agreement, HEP Pipeline has agreed to undertake certain expansion projects at the Beeson station and related to the Beeson Pipeline (the “Beeson to Lovington System Expansion”). The Amended Crude Agreement also provides that once the Beeson to Lovington System Expansion is determined to be operational (the “Expansion Commencement Date”), the HollyFrontier Entities will pay to the Partnership Entities an extra surcharge per barrel (the “Surcharge”) for making shipments of crude oil and service on the trunk lines, and the minimum trunk pipelines revenue commitment under the Amended Crude Agreement will be increased by an amount equal to approximately $900,000 per year. The Surcharge is subject to various adjustments under the Amended Crude Agreement. As previously disclosed, the term of the Amended Crude Agreement ends on February 28, 2023.
The description of the Amended Crude Agreement herein is qualified by reference to the copy of the Amended Crude Agreement, filed as Exhibit 10.2 to this report, which is incorporated by reference into this report in its entirety.
Eleventh Amended and Restated Omnibus Agreement
On March 12, 2015, in connection with the execution of the Services Agreement and the Amended Crude Agreement, HollyFrontier and the Partnership and certain of their respective subsidiaries entered into an Eleventh Amended and Restated Omnibus Agreement (the “Eleventh Amended Omnibus Agreement”), with an effective date of January 1, 2015. The Eleventh Amended Omnibus Agreement amends and restates the Tenth Amended and Restated Omnibus Agreement, dated as of September 26, 2014, which was previously filed as an exhibit to the Partnership’s Current Report on Form 8-K dated September 29, 2014, to, among other things, subject assets included in the Facility and the Beeson to Lovington System Expansion to HollyFrontier’s right of first refusal to purchase the Partnership’s

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assets that serve HollyFrontier’s refineries. In addition, the Eleventh Amended Omnibus Agreement increases the annual administrative fee to be paid by the Partnership to HollyFrontier from $2,300,000 to $2,380,500.
The description of the Eleventh Amended Omnibus Agreement herein is qualified by reference to the copy of the Eleventh Amended Omnibus Agreement, filed as Exhibit 10.3 to this report, which is incorporated by reference into this report in its entirety.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Unloading and Blending Services Agreement dated March 12, 2015 by and between HollyFrontier Refining & Marketing LLC, Holly Energy Partners-Operating, L.P. and HEP Refining, L.L.C.
10.2
Third Amended and Restated Crude Pipelines and Tankage Agreement, dated as of March 12, 2015, by and among Navajo Refining Company, L.L.C., Holly Refining & Marketing Company - Woods Cross LLC, HollyFrontier Refining & Marketing LLC, Holly Energy Partners-Operating, L.P., HEP Pipeline, L.L.C. and HEP Woods Cross, L.L.C.

10.3	Eleventh Amended and Restated Omnibus Agreement dated March 12, 2015 by and among HollyFrontier Corporation, Holly Energy Partners, L.P. and certain of their respective subsidiaries

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Date:    March 16, 2015

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Unloading and Blending Services Agreement dated March 12, 2015 by and between HollyFrontier Refining & Marketing LLC, Holly Energy Partners-Operating, L.P. and HEP Refining, L.L.C.
10.2
Third Amended and Restated Crude Pipelines and Tankage Agreement, dated as of March 12, 2015, by and among Navajo Refining Company, L.L.C., Holly Refining & Marketing Company - Woods Cross LLC, HollyFrontier Refining & Marketing LLC, Holly Energy Partners-Operating, L.P., HEP Pipeline, L.L.C. and HEP Woods Cross, L.L.C.

10.3	Eleventh Amended and Restated Omnibus Agreement dated March 12, 2015 by and among HollyFrontier Corporation, Holly Energy Partners, L.P. and certain of their respective subsidiaries